Exhibit 4.17

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

BLACK HILLS CORPORATION

The undersigned hereby execute, acknowledge, and deliver to the Secretary of State of South Dakota the following Articles of Amendment:

1.        The name of the corporation is Black Hills Corporation.

2.        The following amendment was adopted by the shareholders of the Corporation on June 20, 2000:

Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of the Corporation is Black Hills Power and Light Company.

3.        The number of shares of the Corporation outstanding at the time of such adoption was 20,428,852, and the number of shares entitled to vote thereon was 20,428,852.

4.        The number of shares voted for such amendment was 12,987,600, which was 70.4% of all issued and outstanding shares at this time.  The number of shares voted against this amendment was 1,861,557.  The number of shares abstaining from voting on this amendment was 2,225,459.  The number of shares held by brokers and not voted was 3,354,236.

IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation of Black Hills Corporation were executed on this 22nd day of December, 2000.

BLACK HILLS CORPORATION

By	/s/ James M. Mattern
James M. Mattern
Its Senior Vice President - Corporate Administration

And	/s/ Roxann R. Basham
Roxann R. Basham
Its Vice President - Controller and Corporate Secretary

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

BLACK HILLS POWER AND LIGHT COMPANY

The undersigned hereby execute, acknowledge, and deliver to the Secretary of State of South Dakota the following Articles of Amendment:

1.        The name of the corporation is Black Hills Power and Light Company.

2.        The following amendment was adopted by the shareholders of the Corporation on June 20, 2000:

Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of the Corporation is Black Hills Power, Inc.

3.        The number of shares of the Corporation outstanding at the time of such adoption was 100,  and the number of shares entitled to vote thereon was 100.

4.        The number of shares voted for such amendment was 100. The number of shares voted against this amendment was 0.

IN WITNESS WHEREOF,  these Articles of Amendment to the Articles of Incorporation of Black Hills Power and Light Company were executed on this 22nd day of December, 2000.

BLACK HILLS POWER AND LIGHT COMPANY

By	/s/ James M. Mattern
James M. Mattern
Its Senior Vice President - Corporate Administration

And	/s/ Roxann R. Basham
Roxann R. Basham
Its Vice President - Controller and Corporate Secretary